Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces Updated Third Quarter 2006 Financial Results

MCLEAN, Va., November 1, 2006 — MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence software, today announced updated financial results for the three and nine-month periods ended September 30, 2006.

On October 26, 2006, MicroStrategy issued a press release announcing financial results for the three months ended September 30, 2006, the third quarter of the company’s 2006 fiscal year. Due to a clerical error, the number of diluted weighted average shares outstanding for the three months ended September 30, 2006 reported in the release was overstated, which had the effect of understating diluted earnings per share. The number of diluted weighted average shares outstanding for the three months ended September 30, 2006 was previously reported as 13,517,365 and has now been updated and reduced to 13,325,353.

In addition, after the issuance of the October 26th press release, the company became aware of a decision by a commercial court in Spain requiring the company’s subsidiary in Spain to pay approximately $1.1 million, plus interest and certain costs of the proceeding, in connection with a commercial dispute. MicroStrategy intends to appeal the ruling. Until final adjudication of the matter on appeal, MicroStrategy does not expect to make any cash payments specified in the decision or post a bond or other security. As a result of the court’s decision, the company has recorded an additional liability of $1.1 million for its third quarter, resulting in a change to operating income and net income for the third quarter of $1.1 million and $0.9 million, respectively.

As a result of the foregoing, the company’s financial results as of September 30, 2006 and for the three and nine months ended September 30, 2006 have been updated, and selected items from the updated financial results are presented below.

Summary of Updates:

(in thousands, except per share data)

	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
	Updated	As Previously Reported	Updated	As Previously Reported
Income from Operations	$23,157	$24,215	$67,831	$68,889
Net Income	$16,972	$17,873	$48,523	$49,424
Basic earnings per share	$1.34	$1.41	$3.70	$3.77
Diluted earnings per share	$1.27	$1.32	$3.52	$3.57
Basic weighted average share count	12,707	12,707	13,097	13,097
Diluted weighted average shares outstanding	13,325	13,517	13,766	13,830

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (Nasdaq: MSTR) is available at http://www.microstrategy.com.

MicroStrategy and MicroStrategy 8 are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward- looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.